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Exhibit 99.1

CERTIFICATION

        Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), David Gladstone, the Chief Executive Officer of Gladstone Capital Corporation (the "Company"), and Harry Brill, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

        1.    The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, to which this Certification is attached as Exhibit 99.1 (the "Annual Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

        2.    The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Annual Report and results of operations of the Company for the period covered by the Annual Report.

Dated: December 11, 2002

/s/ DAVID GLADSTONE David Gladstone Chief Executive Officer	/s/ HARRY BRILL Harry Brill Chief Financial Officer

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  Exhibit 99.1
CERTIFICATION